SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 5, 2002

HYSEQ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-22873	36-3855489

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

670 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 524-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On April 9, 2002, Hyseq, Inc., d/b/a Hyseq Pharmaceuticals, Inc., issued a press release that announced the completion of a private placement from which the company received gross proceeds of approximately $15 million. A copy of the press release is attached as an exhibit to this Form 8-K and is incorporated by reference herein in its entirety.

ITEM 7. EXHIBITS.

Exhibit 99.1	Press Release, dated April 9, 2002, entitled “Hyseq Pharmaceuticals, Inc. Announces $15 Million Private Placement”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYSEQ, INC. (Registrant)

By:	/s/ Peter S. Garcia

Dated: April 9, 2002	Peter S. Garcia Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit 99.1	Press Release, dated April 9, 2002, entitled “Hyseq Pharmaceuticals, Inc. Announces $15 Million Private Placement”